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                           Exhibit No. 99.11


                       INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Crabbe Huson Special Fund, Inc.:

We consent to the inclusion in The Crabbe Huson Special Fund, Inc.'s Post-Effective Amendment No. 18 to the Registration Statement No. 33-11740 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 25 to the Registration Statement No. 811-5302 filed on Form N-1A under the Investment Company Act of 1940 of our report dated December 8, 1995, on the financial statements and financial highlights of The Crabbe Huson Special Fund, Inc. for the periods indicated therein, which report has been included in the Statement of Additional Information of The Crabbe Huson Special Fund, Inc.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Auditors" in the Statement of Additional Information.

                                       KPMG PEAT MARWICK LLP

                                       /s/ KPMG Peat Marwick LLP

Portland, Oregon
September 30, 1996